INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.33-57085 on Form S-8 and in Registration Statement No. 333-69125 on Form S-3 of Outsource International, Inc. of our report dated April 14, 2000, appearing in this Annual Report on Form 10-K of Outsource International, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
April 14, 2000